EXHIBIT 10.45B

SECOND AMENDMENT TO

KEWAUNEE SCIENTIFIC CORPORATION

2000 KEY EMPLOYEE STOCK OPTION PLAN

Paragraph 7 of the Kewaunee Scientific Corporation 2000 Key Employee Stock Option Plan (the “Plan”) is amended and restated as follows:

“7. Exercise of Option; Withholding. An option may be exercised by giving written notice to the Company, attention of the Secretary, specifying the number of shares to be purchased. The purchase price for the shares acquired pursuant to the exercise of an option shall be paid, to the extent permitted by applicable law and as determined by the Board of Directors in its sole discretion, by any combination of the methods of payment set forth below. The Board of Directors shall have the authority to grant options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Paragraph 7 are:

(a) by cash, check, bank draft or money order payable to the Company;

(b) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(c) by delivery to the Company (either by actual delivery or attestation) of shares of common stock of the Company;

(d) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of common stock issued upon exercise by the largest whole number of shares with a fair market value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the optionee to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of common stock will no longer be subject to an option, which will not be exercisable thereafter, to the extent that (A) shares are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the optionee as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(e) in any other form of legal consideration that may be acceptable to the Board of Directors.

For this purpose, the per share value of the Company’s common stock shall be its fair market value at the close of business on the date preceding the date of exercise. The optionee shall pay the Company at the time of exercise an amount equal to any tax that the Company is required to withhold from the optionee upon exercise (less any amount withheld from the optionee’s regular compensation in connection with such exercise).

At the time of any exercise of any option, the Company may, if it shall determine it necessary or desirable for any reason, require the optionee (or the optionee’s heirs, legatees, or legal representatives, as the case may be) as a condition upon the exercise thereof, to deliver to the Company a written representation of present intention to purchase the shares for investment and not for distribution. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the optionee upon exercise of part or all of the option and a stop transfer order may be placed with the transfer agent. Each option shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the option upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, the option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable by the Company.”

Paragraph 11 of the Plan is amended and restated as follows:

“11. Amendment of Plan. The Board of Directors may amend or discontinue the Plan at any time. However, no such amendment or discontinuance shall (a) change adversely or impair any option previously granted, without the consent of the optionee, (b) increase the maximum number of shares which may be purchased by all employees, (c) change the minimum purchase price, or (d) change the limitations on the option period or increase the time limitations on the grant of option.”